UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	AVDL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2025 (the “Amendment Date”), Avadel Pharmaceuticals plc, a public limited company incorporated under the laws of Ireland (“Avadel”), entered into Amendment No. 1 (the “Amendment”) to the previously announced Transaction Agreement, dated October 22, 2025 (the “Original Transaction Agreement” and, as amended by the Amendment, the “Amended Transaction Agreement”), by and between Avadel and Alkermes plc (“Alkermes”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Original Transaction Agreement.

As previously announced, the Original Transaction Agreement provided that Alkermes would acquire the entire issued and to be issued ordinary share capital of Avadel for (i) $18.50 per ordinary share, nominal value $0.01 per share, of Avadel (each, an “Avadel Share”), payable in cash at closing (the “Cash Consideration”) and (ii) a non-transferable contingent value right (the “CVR”) entitling holders to a potential additional cash payment of $1.50 per Avadel Share, contingent upon achievement of the specified milestone set forth in the CVR Agreement.

Under the terms of the Amendment, the parties have agreed, among other things, on the terms of an increased offer to acquire the entire issued and to be issued ordinary share capital of Avadel with the Cash Consideration payable under the Amended Transaction Agreement increased to $21.00 per Avadel Share and with the terms of the CVR unchanged.

Other than as expressly modified pursuant to the Amendment, the Original Transaction Agreement remains in full force and effect as originally executed on October 22, 2025.

The foregoing descriptions of the Original Transaction Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Original Transaction Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the full text of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference, respectively.

The Amendment has been filed as an exhibit herewith pursuant to the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) to provide investors with information regarding its terms. It is not intended to provide any other factual information about Avadel, Alkermes or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Avadel or Alkermes included in their respective public reports filed with the SEC. The Amendment should not be read alone, but should instead be read in conjunction with the Original Transaction Agreement which it amends and the other information regarding the Amended Transaction Agreement, the transactions contemplated by the Amended Transaction Agreement, Avadel, Alkermes, their respective affiliates and their respective businesses that will be contained in, incorporated by reference into, or attached as an exhibit or annex to the definitive proxy statement that Avadel will file with the SEC in connection with the transactions contemplated by the Amended Transaction Agreement, as may be further amended or supplemented from time to time, as well as in the other filings that each of Avadel or Alkermes files or furnishes with the SEC.

References to the Original Transaction Agreement from and after the entry into the Amendment on November 18, 2025 refer to the Amended Transaction Agreement as amended by the Amendment.

Item 7.01.	Regulation FD Disclosure.

On November 19, 2025, Avadel and Alkermes issued a revised offer announcement announcing entry into the Amendment. A copy of the revised offer announcement is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01, and in Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Transaction Agreement, dated as of October 22, 2025, by and between Alkermes plc and Avadel Pharmaceuticals plc. (incorporated by reference to Exhibit 2.1 to Avadel’s Current Report on Form 8-K filed with the SEC on October 22, 2025).
2.2	Amendment No. 1 to the Transaction Agreement, dated as of November 18, 2025, by and between Alkermes plc and Avadel Pharmaceuticals plc.
99.1	Revised offer announcement, dated as of November 19, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

NO OFFER OR SOLICITATION

This report is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the acquisition by Alkermes of all outstanding ordinary shares of Avadel (the “acquisition”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the scheme document (or, if the acquisition is implemented by way of a takeover offer, the applicable takeover offer document), which will contain the full terms and conditions of the acquisition, including details of how Avadel shareholders may vote in respect of the acquisition. Any decision in respect of, or other response to, the acquisition, should be made only on the basis of the information contained in the scheme document (or if the acquisition is implemented by way of a takeover offer, the applicable takeover offer document).

Important Additional Information and Where To Find It

In connection with the acquisition, Avadel filed a preliminary proxy statement (which includes a draft of the scheme document) with the SEC on November 13, 2025 and intends to file a definitive proxy statement (which will include the scheme document). The definitive proxy statement will be sent to Avadel’s shareholders as of the record date to be established for voting at Avadel shareholder meetings to approve the acquisition. This report is not a substitute for the proxy statement or any other document that Avadel may file with the SEC or send to its shareholders in connection with the acquisition. BEFORE MAKING ANY VOTING DECISION, AVADEL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT), ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Avadel shareholder meeting to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive proxy statement (including the scheme document).

The preliminary and definitive proxy statements, if and when filed, as well as Avadel’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Avadel’s website at https://investors.avadel.com/sec-filings. Avadel shareholders and investors will also be able to obtain, without charge, a copy of the preliminary and definitive proxy statements (including the scheme document) and other relevant documents (when available) by directing a written request to Avadel Pharmaceuticals plc, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, or by contacting Investor Relations via email at investors@avadel.com.

PARTICIPANTS IN THE SOLICITATION

Avadel and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Avadel shareholders in connection with the acquisition and any other matters to be voted on at Avadel shareholder meetings to approve the acquisition. Information about the directors and executive officers of Avadel, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Avadel’s preliminary proxy statement on Schedule 14A for the proposed acquisition, dated and filed with the SEC on November 13, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Avadel shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement (which includes a draft of the scheme document) and will be set forth in the definitive proxy statement (which will contain the scheme document) and other relevant materials to be filed with the SEC in connection with the acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “seek,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Avadel’s future prospects, developments and business strategies, and the acquisition. Such forward-looking statements include, but are not limited to, statements relating to the acquisition involving Alkermes and Avadel, Avadel’s current expectations and estimates about the expected effects and anticipated benefits of the acquisition, the date of closing of the acquisition, including the parties’ ability to satisfy the conditions to the consummation of the acquisition and the other conditions set forth in the Amended Transaction Agreement, and Avadel’s business activities and strategies. Avadel’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: (i) the ability of the parties to consummate the acquisition in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the acquisition, including with respect to the approval of Avadel shareholders and required regulatory approvals; (iii) the possibility that competing offers for Avadel may be made; (iv) potential delays in consummating the acquisition; (v) the ability of Avadel to timely and successfully achieve the anticipated benefits of the acquisition; (vi) the impact of health pandemics on the parties’ respective businesses and the actions the parties may take in response thereto; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Amended Transaction Agreement; (viii) the effect of the announcement or pendency of the acquisition on Avadel’s business relationships, operating results and business generally; (ix) costs related to the acquisition; and (x) the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the Amended Transaction Agreement or the acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Avadel’s most recent filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Avadel’s website at https://investors.avadel.com/sec-filings. The forward-looking statements set out in this report are made only as of the date hereof. Avadel assumes no obligation and does not intend to update these forward- looking statements, except as required by law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Avadel accept responsibility for the information contained in this report. To the best of the knowledge and belief of the directors of Avadel (who have taken all reasonable care to ensure such is the case), the information contained in this report is in accordance with the facts and does not omit anything likely to affect the import of such information.

IMPORTANT NOTICES RELATING TO FINANCIAL ADVISORS

Goldman Sachs & Co. LLC, which is authorized and regulated by the Financial Industry Regulatory Authority, is acting exclusively as financial advisor for Avadel and for no one else in connection with the matters set out in this report and will not regard any other person as its client in relation to the matters set out in this report and will not be responsible to anyone other than Avadel for providing the protections afforded to clients of Goldman Sachs & Co. LLC nor for providing advice in relation to the acquisition or any other matter referred to in this report. Neither Goldman Sachs & Co. LLC nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs & Co. LLC in connection with this report, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for Avadel as financial advisor and for no one else in relation to the matters referred to in this report. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than Avadel for providing the protections afforded to their clients or for providing advice in connection with the matters described in this announcement or any matter referred to herein.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2022 (“Irish Takeover Rules”), any person who is ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Avadel must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of Avadel. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Avadel, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Avadel during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Avadel or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of Avadel and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

ADDITIONAL INFORMATION

Certain capitalized words used in this report and not herein defined have the meanings given to such words in the Rule 2.7 Announcement dated October 22, 2025, as revised on November 19, 2025, issued by Avadel and Alkermes (the “Rule 2.7 Announcement”). The bases and sources set out in the Rule 2.7 Announcement have been used in this report, unless otherwise stated or the context otherwise requires.

The release, publication or distribution of this report in, into, or from, certain jurisdictions other than Ireland and the United States may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this report are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this report (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland and the United States who are not resident in Ireland and the United States will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

NO PROFIT FORECAST / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATION

No statement in this report is intended to constitute a profit forecast or a quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods. No statement in this report constitutes an asset valuation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2025	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary